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EXHIBIT 11




                              TYSON FOODS, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                    (In thousands except per share data)


                                               December 31,     January 1,
                                                  1994             1994
                                               ____________     __________

Primary:

     Average common shares outstanding
     during the period                            144,211         147,503

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                     834           1,077
                                                  _______         _______
     Total common and common equivalent
     shares outstanding                           145,045         148,580
                                                  =======         =======
     Net income                                   $52,235         $44,379
                                                  =======         =======
     Earnings per share                              $.36            $.30
                                                     ====            ====

Fully Diluted:

     Average common shares outstanding
     during the period                            144,211         147,503

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                        834           1,149
                                                  _______         _______
     Total common and common equivalent
     shares outstanding                           145,045         148,652
                                                  =======         =======
     Net income                                   $52,235         $44,379
                                                  =======         =======
     Earnings per share                              $.36            $.30
                                                     ====            ====







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